As filed with the Securities and Exchange Commission on January 18, 2008
                                                     Registration No. 333-______
================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              Jasper Ventures Inc.
                 (Name of Small Business Issuer in Its Charter)

          NEVADA                                   1000                               N/A
(State or Other Jurisdiction of        (Primary Standard Industrial             (I.R.S. Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)


        69 Ross Street West #638
    Moose Jaw, Saskatchewan  S6H 2M0                         (416) 981-7838
(Address of Principal Executive Offices)                (Telephone & Fax Number)

     Val-U-Corp Services, Inc.
  1802 North Carson Street, Suite 212
     Carson City, NV  89701-9141             (800) 555-0738       (775)887-0738
(Name and Address of Agent for Service)    (Telephone Number)      (Fax Number)

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each                          Proposed       Proposed
  Class of                             Maximum         Maximum
 Securities                            Offering       Aggregate       Amount of
   to be           Amount to be       Price Per       Offering      Registration
 Registered         Registered         Share (2)      Price (3)        Fee (1)
--------------------------------------------------------------------------------
Common Stock
Shares              1,160,000           $0.10         $116,000         $4.56
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2)  Based on the last sales price in October 2007.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                   PROSPECTUS

                              JASPER VENTURES INC.
               1,160,000 SHARES OF COMMON STOCK AT $.10 PER SHARE

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Jasper Ventures Inc. will not receive any proceeds from the sale of shares by the selling shareholders.

Our common stock is presently not traded on any market or securities exchange.

The sales price to the public was based on the last sale price at $0.10 per share for a total of $116,000. The price of $0.10 per share is a fixed price until the shares are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

INVESTORS IN THE COMMON STOCK SHOULD HAVE THE ABILITY TO LOSE THEIR ENTIRE INVESTMENT SINCE AN INVESTMENT IN THE COMMON STOCK IS SPECULATIVE AND SUBJECT TO MANY RISKS, INCLUDING THE QUESTION AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN AND OUR NEED TO RAISE OPERATING CAPITAL. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 5.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

SUMMARY                                                                      3
OFFERING                                                                     3
RISK FACTORS                                                                 4
FORWARD LOOKING STATEMENTS                                                   7
USE OF PROCEEDS                                                              7
DETERMINATION OF OFFERING PRICE                                              7
DIVIDEND POLICY                                                              7
SELLING SHAREHOLDERS                                                         7
PLAN OF DISTRIBUTION                                                         9
LEGAL PROCEEDINGS                                                           11
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS                11
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT              12
DESCRIPTION OF SECURITIES                                                   12
INTEREST OF NAMED EXPERTS AND COUNSEL                                       13
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
 SECURITIES ACT LIABILITIES                                                 13
ORGANIZATION WITHIN LAST FIVE YEARS                                         13
DESCRIPTION OF OUR BUSINESS                                                 14
     General Information                                                    14
     Competition                                                            22
     Compliance with Government Regulation                                  22
     Patents and Trademarks                                                 22
     Need for Any government Approval of Principal Products                 22
     Research and Development Activities                                    23
     Employees and Employment Agreements                                    23
     Reports to Security Holders                                            23
PLAN OF OPERATION                                                           23
DESCRIPTION OF PROPERTY                                                     28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                              28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS                    28
EXECUTIVE COMPENSATION                                                      30
FINANCIAL STATEMENTS                                                        31
CHANGES IN & DISAGREEMENTS WITH ACCOUNTANTS                                 31

                                     SUMMARY

You should read the following summary together with the more detailed business information and the financial statements and related notes that appear elsewhere in this registration statement. In this document, unless the context otherwise denotes, references to "we", "us", "our", "Jasper" and "Jasper Ventures" are to Jasper Ventures Inc.

Jasper Ventures Inc. was incorporated in Nevada on November 28, 2006 to engage in the acquisition, exploration and development of natural resource properties. We are an exploration stage company with no revenues and limited operating history. The principal executive offices are located at 69 Ross Street West #638, Moose Jaw, Saskatchewan. The telephone number is (416)981-7838.

We received our initial funding of $5,000 through the sale of common stock to our directors in December 2006 (5,000,000 shares at $0.001) and $44,000 from sales of common stock to investors from the period of January 2007 through October 2007. In January 2007 we offered and sold 240,000 common stock shares at $0.01 per share to 6 non-affiliated private investors for proceeds of $2,400. In April 2007 we offered and sold 360,000 common stock shares at $0.01 per share to 9 non-affiliated private investors for proceeds of $3,600. In September 2007 we offered and sold 360,000 shares at $0.05 per share to 18 non-affiliated private investors for proceeds of $18,000. In October 2007 we offered and sold 200,000 common stock shares at $0.10 per share to 4 non-affiliated private investors for proceeds of $20,000.

From inception until the date of this filing we have had limited operating activities. Our audited financial statements for the period ended October 31, 2007 report no revenues and a net loss of $22,350. Our independent auditors have issued an audit opinion for Jasper Ventures which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our mineral claim has been acquired per Quebec government requirements and we hired a professional geologist to prepare a geological report. We have not yet commenced any exploration activities on the claim. Our property, known as the River Property may not contain any mineral reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production.

OFFERING

Securities Being Offered      Up to 1,160,000 shares of common stock. The
                              securities being offered are those of the existing shareholders only.

Price per share               $0.10, based on the last sales price in October
                              2007. The price of $0.10 per share is a fixed price until the securities are listed on the OTC
                              Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

Securities Issued
 and Outstanding              6,160,000 shares of common stock were issued and
                              outstanding as of the date of this prospectus.

Use of Proceeds               We will not receive any proceeds from the sale of
                              the common stock by the selling shareholders.

Plan of Distribution          We are unaware of the nature and timing of any
                              future sales of our common stock by existing security shareholders.

                                  RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe to be all the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

OUR INDEPENDENT AUDITOR HAS ISSUED AN AUDIT OPINION FOR JASPER VENTURES INC. WHICH INCLUDES A STATEMENT DESCRIBING OUR GOING CONCERN STATUS. OUR FINANCIAL STATUS CREATES A SUBSTANTIAL DOUBT WHETHER WE WILL CONTINUE AS A GOING CONCERN.

     As described in Note 1 of our accompanying financial statements, our lack of operations and any guaranteed sources of future capital create substantial doubt as to our ability to continue as a going concern. If our business plan does not work, we could remain as a start-up company with limited operations and revenues.

WE ARE AN EXPLORATION STAGE COMPANY BUT HAVE NOT YET COMMENCED EXPLORATION ACTIVITIES ON OUR CLAIM. WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

     We have not yet commenced exploration on the River Property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on November 28, 2006 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not earned any revenues as of the date of this prospectus. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development and production of minerals from the claim, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE MANAGEMENT HAS NO EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

     Our management has no professional training or technical credentials in the field of geology. As a result, they may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. Their decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE OUR CURRENT OFFICER HAS OTHER BUSINESS INTERESTS, SHE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

     Jean Smith, our sole officer, currently devotes approximately 3 hours per week providing management services to us. While she presently possesses adequate time to attend to our interests, it is possible that the demands on her from her other obligations could increase. The result being she would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

THERE IS THE RISK THAT OUR PROPERTY DOES NOT CONTAIN ANY KNOWN BODIES OF ORE RESULTING IN ANY FUNDS SPENT ON EXPLORATION BEING LOST.

     There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of minerals. We have a geological report and the claim has been acquired per Quebec regulations. However, there is the possibility that our claim does not contain any reserves, resulting in any funds spent on exploration being lost.

BECAUSE WE HAVE NOT SURVEYED THE CLAIM, WE MAY DISCOVER MINERALIZATION ON THE CLAIM THAT IS NOT WITHIN OUR CLAIM BOUNDARIES.

     While we have conducted a mineral claim title search, this should not be construed as a guarantee of claim boundaries. Until the claim is surveyed, the precise location of the boundaries of the claim may be in doubt. If we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries. In such a case we would not have the right to extract those minerals.

IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON OUR MINERAL PROPERTY, WE CAN PROVIDE NO ASSURANCE THAT WE WILL BE ABLE TO SUCCESSFULLY ADVANCE THE MINERAL CLAIMS INTO COMMERCIAL PRODUCTION.

     If our exploration program is successful in establishing ore of commercial tonnage and grade, we will require additional funds in order to advance the claim into commercial production. Obtaining additional financing would be subject to a number of factors, including the market price for the minerals, investor acceptance of our claims and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us. The most likely source of future funds is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. We may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible and you may lose any investment you make in this offering.

IF ACCESS TO OUR MINERAL CLAIM IS RESTRICTED BY INCLEMENT WEATHER, WE MAY BE DELAYED IN OUR EXPLORATION AND ANY FUTURE MINING EFFORTS.

     Access to the property is only via float plane or helicopter in the summer or ski plane in the winter. It is possible that severe weather could restrict access to our claim. Winters generally last from October to April with short, cool summers. If access to the claim is restricted we would be delayed in our exploration timetable.

GOVERNMENT REGULATION OR OTHER LEGAL UNCERTAINTIES MAY INCREASE COSTS AND OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

     There are several governmental regulations that materially restrict mineral claim exploration and development. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. While these current laws will not affect our initial exploration phase, if we identify exploitable minerals and proceed to excavation operations on the claim, we will incur regulatory compliance costs based upon the size and scope of our operations. In addition, new regulations could increase our costs of doing business and prevent us from exploring for and the exploitation of ore deposits. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

THERE IS NO CURRENT PUBLIC MARKET FOR OUR SECURITIES. WE HAVE NO CURRENT PUBLIC OFFERING AND NO PROPOSED PUBLIC OFFERING OF OUR EQUITY. AS OUR STOCK IS NOT PUBLICLY TRADED, INVESTORS SHOULD BE AWARE THEY PROBABLY WILL BE UNABLE TO SELL THEIR SHARES AND THEIR INVESTMENT IN OUR SECURITIES IS NOT LIQUID.

     We are not registered on any public stock exchange; however, we plan to contact a market maker to obtain a listing for trading on the OTC Electronic Bulletin Board. We do not know when we will be able to contact the market maker, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

     Our shares are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions. This includes, the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for our shareholders to resell any shares, if at all.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

     We plan to contact a market maker immediately following the effectiveness of this registration statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require cash to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to remain in compliance it may be difficult for our shareholders to resell any shares, if at all.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

We determined this offering price, based upon the price of the last sale of our common stock to investors. The price of $0.10 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                              SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 1,160,000 shares of common stock offered. The shares include the following:

     1. 1,160,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration pursuant to Section 4(2) as amended of the Securities Act of 1933 and completed in October, 2007.

The following table provides as of the date of this registration statement, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

     1.   The number of shares owned by each prior to this offering;
     2.   The total number of shares that are to be offered for each;
     3. The total number of shares that will be owned by each upon completion of the offering;
     4.   The percentage owned by each; and
     5. The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock.

The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 6,160,000 shares outstanding as of the date of this prospectus.

                            Shares        Total of         Total        Percent
                          Owned Prior      Shares          Shares        Owned
     Name of                To This        Offered          After         After
Selling Shareholder        Offering        For Sale       Offering      Offering
-------------------        --------        --------       --------      --------

Corry Banor                 40,000          40,000            0             0
Susan Dawson                40,000          40,000            0             0
Ray White                   40,000          40,000            0             0
Walter Brothers             40,000          40,000            0             0
Harry Holden                40,000          40,000            0             0
John Chase                  40,000          40,000            0             0
Nancy Nunn                  40,000          40,000            0             0
Travis Lee                  40,000          40,000            0             0
Dave Skilling               40,000          40,000            0             0
Kathy Hearl                 40,000          40,000            0             0
Dennis Okada                40,000          40,000            0             0
Joe Zupanc                  40,000          40,000            0             0
Martin Yong                 40,000          40,000            0             0
Ross Plewman                40,000          40,000            0             0
Blair Green                 40,000          40,000            0             0
Thomas Feng                 20,000          20,000            0             0
Donna Davis                 20,000          20,000            0             0
Lucy Knox                   20,000          20,000            0             0
Brian Dyer                  20,000          20,000            0             0
Adam Dore                   20,000          20,000            0             0
Bob Marshall                20,000          20,000            0             0
Tony Raybauld               20,000          20,000            0             0
Don Cook                    20,000          20,000            0             0
Adam Horvath                20,000          20,000            0             0
Carl Rossen                 20,000          20,000            0             0
Larry Smith                 20,000          20,000            0             0
Frank Black                 20,000          20,000            0             0
Ben Seed                    20,000          20,000            0             0
Sam Runkel                  20,000          20,000            0             0
Jack Exler                  20,000          20,000            0             0
Kurt Sager                  20,000          20,000            0             0
Steve Helga                 20,000          20,000            0             0
Rod Knolles                 20,000          20,000            0             0
Pat O'Conner                50,000          50,000            0             0
Jim Stillie                 50,000          50,000            0             0
Pat Andrew                  50,000          50,000            0             0
Roy Selkirk                 50,000          50,000            0             0
                         ---------       ---------     --------      --------

Total                    1,160,000       1,160,000            0             0
                         =========       =========     ========      ========

To our knowledge, none of the selling shareholders:

     1. Has had a material relationship with Jasper other than as a shareholder as noted above at any time within the past three years;
     2.   Has ever been an officer or director of Jasper; or
     3.   Are broker-dealers or affiliated with broker-dealers.

                              PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions:

     1. on such public markets or exchanges as the common stock may from time to time be trading;
     2.   in privately negotiated transactions; or
     3.   in any combination of these methods of distribution.

We determined this offering price, based upon the price of the last sale of our common stock to investors. The price of $0.10 per share is a fixed price until the securities are listed on the OTC Bulletin Board or other national exchange, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities and Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and re-sales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers. We will apply to have our shares of common stock registered on the OTC Bulletin Board immediately after the date of this prospectus. We anticipate once the shares are trading on the OTC Bulletin Board the selling shareholders will sell their shares directly into any market created. Selling shareholders will offer their shares at a fixed price of $0.10 per share until the common stock is trading on the OTC Bulletin Board. At which time, the prices the selling shareholders will receive will be determined by the market conditions. Selling shareholders may also sell in private transactions. We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions. We do not intend to enter into any arrangements with any securities dealers concerning solicitation of offers to purchase the shares.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between them and the broker-dealers through or to which the securities are to be sold and may vary, depending on the broker-dealers fee schedule, the size of the transaction and other factors. The separate costs of the selling shareholders will be born by them. The selling shareholders will, and any broker-dealer or agent that participates with the selling shareholders in the sale of the shares by them, be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them may be deemed to be underwriting commissions under the Securities Act. In the event any selling shareholder engages a broker-dealer to distribute its shares, and the broker-dealer is acting as underwriter, we will be required to file a post effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution. To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of un-legended shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If we become listed for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock." The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to Jasper Ventures, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade. The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be born by the selling shareholders or other party selling the common stock. We will use our best efforts to update the registration statement and maintain its effectiveness for one year.

                                LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The officer and directors of Jasper Ventures Inc., whose terms will expire at such a time as their successor(s) shall be elected and qualified are as follows:

     Name & Address               Age      Position       Date First Elected
     --------------               ---      --------       ------------------

     Jean Smith                    58      President,          12/06/06
     69 Ross Street West #638              Secretary,
     Moose Jaw, Saskatchewan               Treasurer,
     Canada S6H 2M0                        CFO, CEO &
                                           Director

     Allen Bond                    60      Director            12/06/06
     69 Ross Street West #638
     Moose Jaw, Saskatchewan
     Canada S6H 2M0

The persons named above are promoters of Jasper Ventures Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Our directors currently devote as much time as the board of directors deems necessary to manage the affairs of the company.

Our officer and directors have not been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting them from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

They have not been convicted in any criminal proceeding (excluding traffic violations) and are not the subject of a criminal proceeding which is currently pending.

RESUMES

JEAN SMITH

Ms. Smith has been our President, Secretary, Treasurer and a Director since inception. Ms. Smith hold a Bachelor of Science degree in Dental Hygenes and for the last 20 years has been President of L.J. Investments, a private real estate holding company.

ALLEN BOND

Mr. Bond has been a Director of the company since inception. Mr. Bond holds a Masters degree in Education and for the last 10 years has been employed by Telus Telephone as a Personnel Manager.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of Jasper Ventures Inc. voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of our common stock as of the date of this prospectus:

          Name of                         No. of            Percentage
     Beneficial Owner(1)                  Shares           of Ownership:
     -------------------                  ------           -------------

     Jean Smith                          2,500,000             41%

     Allen Bond                          2,500,000             41%

     Officers and Directors
      as a Group (2)                     5,000,000             82%

----------
(1) The persons named may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $.001. The holders of common stock currently (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this Offering, when issued, will be fully paid for and non-assessable. Please refer to the Company's Articles of Incorporation, By-Laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

NON-CUMULATIVE VOTING

The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of the company's directors. After this Offering is completed, the present stockholders will own 82% of the outstanding shares. (See "Principal Stockholders".)

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the company.

Our financial statements for the period from inception to the year ended October 31, 2007, included in this prospectus, have been audited by LBB & Associates Ltd., LLP of Houston, TX. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Dennis H. Johnston, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

Andre M. Pauwels, P. Geo., has provided us with the geology report contained herein.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it, is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

Jasper Ventures Inc. was incorporated in Nevada on November 28, 2006 to engage in the business of acquisition, exploration and development of natural resource properties. At that time Jean Smith and Allen Bond were named officers and directors of the company and the Board of Directors voted to seek capital and begin development of our business plan. We received our initial funding of $5,000 through the sale of common stock to Ms. Smith and Mr. Bond who purchased 5,000,000 shares of our Common Stock at $0.001 per share in December 2006 (2,500,000 shares each).

                             DESCRIPTION OF BUSINESS

We are an exploration stage company with no revenues and a limited operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report that has been included as Exhibit 99.1 to this prospectus.

There is the likelihood of our mineral claim containing little or no economic mineralization. The River Property consisting of 19 cells in one contiguous block, is the only property currently in the company's portfolio. If our claims do not contain any reserves, all funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit or reserve.

GENERAL INFORMATION

The River Property is located in Central Quebec, 199 miles northeast of the City of Chibougamau, Latitude: Latitude: 52(0)11'N and Longitude: 72(0)22' W. The property consists of 19 cells in one contiguous block. The area of the mineral claims is unencumbered Crown Land with no existing liens, claims or restrictions of any sort.

                      TABLE 1 RIVER CLAIMS NTS 33A1 QUEBEC

                                                                                    Work       Fees
                       Surface                                                     required   required
NTS Map                 area                               Inscriptin    Expiry      for        for
sheet    Row   Column   (Ha)    Type   Title No  Status       date        date     renewal $  renewal $      Owner
-----    ---   ------   ----    ----   --------  ------       ----        ----     ---------  ---------      -----
                                                                                                         Jasper Ventures
33A01     22   15       52,86    CDC   2134180   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     22   16       52,86    CDC   2134182   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     22   17       52,86    CDC   2134184   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     22   18       52,86    CDC   2134186   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     22   19       52,86    CDC   2134188   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   15       52,85    CDC   2134190   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   16       52,85    CDC   2134192   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   17       52,85    CDC   2134194   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   18       52,85    CDC   2134196   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   19       52,85    CDC   2134198   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     23   20       52,85    CDC   2134200   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     24   16       52,84    CDC   2134202   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     24   17       52,84    CDC   2134204   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     24   18       52,84    CDC   2134207   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     24   19       52,84    CDC   2134209   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%

                                                                                                         Jasper Ventures
33A01     24   20       52,84    CDC   2134211   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     25   16       52,83    CDC   2134213   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     25   17       52,83    CDC   2134214   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%
                                                                                                         Jasper Ventures
33A01     25   18       52,83    CDC   2134216   Actif      30-Oct-07   29-Oct-09    135        115         Inc 100%

In Quebec mineral claims are defined by geographic coordinates and can be acquired by application by letter or via an internet portal maintained by the Quebec government at:

https://gestim.mines.gouv.qc.ca/MRN_GestimP_Presentation/ODM02101_login.aspx.

Records of all Mineral Titles and claim applications can also be inspected at the same site.

The River claims were applied for on September 28, 2007 and were inscribed in the register on October 30, 2007 and are valid until October 29, 2009. In order to keep the claims in good standing for an additional 2 year period, exploration work has to be done before the expiry date and fees need to be paid. In addition the work has to be reported before the expiry date to the authorities by a qualified person. Total minimum work requirements are C$ 2,565 and the fees to record the work are C $ 2,185 for a total of C $ 4,750.

The property is situated in the Otish Mountains, 199 miles northeast of the town of Chibougamau, near the geographic centre of the Province of Quebec. The nearest population centre is the Cree Village of Mistissini, 53 miles by road north of Chibougamau. The nearest all weather road is the access road from Mistissini to the float plane base at Riviere Temiscamie, where a single Turbo-Otter float-plane is stationed and available for charter. The distance from Temiscamie to the property is 102 miles. There is no permanent population or developed infrastructure in the area. The property can be reached by float plane (summer), or ski plane (winter), from Riviere Temiscamie or a helicopter can be chartered in Chibougamau. The area has a continental climate typical for this latitude, characterised by long winters lasting from late October to late April and short, cool summers with temperatures up to 59 degrees. Lakes freeze over in late October and are usable again for float planes in early May. Most precipitation falls in the form of snow during the wintertime with accumulations of several meters considered normal. Total precipitation averages 32 inches.

The property is situated on a rolling plateau covered by glacial drift with numerous lakes, outcrops are rare. The Otish Mountains, situated immediately southeast of the property rise to elevations of 3,445 feet. Elevations on the property vary from 2,133 to 2,625 feet above sea level. Vegetation consists of conifers spaced widely apart and rarely thicker than 12 inches in diameter. Ground cover is a dense matt of mosses, lichens and labrador tea.

The claim has had no known mineral exploration. We have not carried out any exploration work on the claim and have incurred no exploration costs. The future cost of exploration work on the property is disclosed in detail in the Plan of Operation section of this prospectus.

There is not a plant or any equipment currently located on the property.

It is expected that the initial exploration phase will be supported by generators. Water required for exploration and development of the claim is available from several creeks and fresh water lakes located in the area.

Based on the following factors it is concluded by our geologist that the claims are prospective for diamond mineralization:

     1.   The River property is located in the Otish Mountains diamond camp.

     2. The River property is located 10 km northwest of the Tichegamie kimberlite cluster.

     3. Detailed aeromagnetic coverage of the area is available in public files from previous explorers

     4. The presence of anomalously high counts of small lakes makes this 10 km2 property prospective for the presence of kimberlite pipes

Exploration for diamantiferous kimberlites is recommended on the River property. Exploration should proceed according to the three phase exploration program outlined in detail in the Plan of Operation section of this prospectus.

The cost of the proposed program is $60,776. We plan to commence the first phase of the exploration program in the spring of 2008.

The discussions contained herein are management's estimates based on information provided by the professional geologist who prepared the geology report for the project. Because we have not commenced our exploration program we cannot provide a more detailed discussion of our plans if we find a viable store of minerals on our property, as there is no guarantee that exploitable mineralization will be found, the quantity or type of minerals if they are found, and the extraction process that will be required.

ACQUISITION OF THE MINERAL CLAIM AND REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

The River claims were applied for on September 28, 2007 and were inscribed in the register on October 30, 2007 and are valid until October 29, 2009. In order to keep the claims in good standing for an additional 2 year period, exploration work has to be done before the expiry date and fees need to be paid. In addition the work has to be reported before the expiry date to the authorities by a qualified person. Total minimum work requirements are C$ 2,565 and the fees to record the work are C $ 2,185 for a total of C $ 4,750.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

The property is situated in the Otish Mountains, 199 miles northeast of the town of Chibougamau, near the geographic centre of the Province of Quebec. The nearest population centre is the Cree Village of Mistissini, 53 miles by road north of Chibougamau. The nearest all weather road is the access road from Mistissini to the float plane base at Riviere Temiscamie, where a single Turbo-Otter float-plane is stationed and available for charter. The distance from Temiscamie to the property is 102 miles. There is no permanent population or developed infrastructure in the area, with the exception of the winter road from Riviere Temiscamie to The East Main Gold mine, which passes 9 miles east of the claims. The only economic activity in the area, apart from mineral exploration, is seasonal trapping and hunting by Cree villagers from Mistissini. The property can be reached by float plane (summer) or ski plane (winter) from Riviere Temiscamie or alternatively a helicopter can be chartered in Chibougamau. Personnel experienced in expediting, exploration surveys and camp construction is available in the village of Mistissini. The Town of Chibougamau, a mining town, is the regional population centre with many services and amenities for exploration.

                   [MAP SHOWING THE CLAIM LOCATION RIVER]




The area has a continental climate typical for this latitude, characterised by long winters lasting from late October to late April and short, cool summers with temperatures up to 59 degrees. Lakes freeze over in late October and are usable again for float planes in early May. Most precipitation falls in the form of snow during the wintertime with accumulations of several meters considered normal. Total precipitation averages 32 inches.

The property is situated on a rolling plateau covered by glacial drift with numerous lakes, outcrops are rare. The Otish Mountains, situated immediately southeast of the property rise to elevations of 3,445 feet. Elevations on the property vary from 2,133 to 2,625 feet above sea level. Vegetation consists of conifers spaced widely apart and rarely thicker than 12 inches in diameter. Ground cover is a dense matt of mosses, lichens and labrador tea.




                       [MAP SHOWING THE REGIONAL GEOLOGY]

                                 GEOLOGY LEGEND

                           ARCHEAN -SUPERIOR PROVINCE

 S9   Granitic rocks, generally foliated

S8A Granitic rock, pink color, gneissic -contains locally gneiss and migmatite Mixed gneiss, gneissic migmatite

S8D   Quartzo-feldspatic gneiss

      Metasediments
 S4   Greywacke, pebble conglomerate, arkose often gneissic , massive quartzite

      Metavolcanics, intermadiate, mafic and ultramafic
 S2 Volcano clastic rocks, amphibolite facies, layered amphibolite (amphibolite tuff), green schist

HISTORY

The Otish mountain area in Central Quebec has been the focus of diamond exploration in Canada since 1996. The first kimberlite occurrence discovered in the Otish Mountains was the fortuitous consequence of a 1975 drilling program for uranium at Lac Beaver, and was first recognized to contain diamonds in 1998. This kimberlite pipe however was found to be too lean for further development. Nevertheless this first find spurred till sampling surveys over large areas in the Otish Mountains by several companies. This resulted in a total of at least 24 kimberlite finds in 5 separate areas:

     * Foxtrot Property: 9 pipes and 4 dykes, all diamantiferous. Several pipes have been bulk sampled with encouraging diamond contents first published in 2005 (Ashton Mining of Canada Ltd. News releases)

     * Portage : 1 dyke in the area of Foxtrot found in 2005 ( Majescor Resources News Releases)

     * Lac Beaver: 2 pipes, diamantiferous but low grade. 120 km SSW of Foxtrot

     * Tichegami: 4 pipes, 20 km NE of Lac Beaver (Ditem Explorations Inc - News Releases)

     *    Dios: 4 pipes and dykes south of Beaver Lake

An analysis of the exploration activity since 1996 shows that the principal exploration tools used were regional, widely spaced (like 500m by 2000 m spacing), till sampling for diamond and kimberlite indicator minerals and detailed (often 75-100 meter spaced lines) aeromagnetic surveys. Typically aeromagnetic anomalies within areas with anomalous indicator minerals were then tested with drilling. One or both techniques found all the above kimberlite pipes except the first one at Lac Beaver. It is also clear from Canada's diamond exploration history that this exploration technique misses many kimberlite pipes because many kimberlite pipes are not expressed in till sample results and many kimberlite pipes do not have a recognizable magnetic signature. Another shortcoming with these techniques is that usually a very large a number of magnetic anomalies is generated, too many for drill testing. Of importance to note is that although prospecting for kimberlite has not been done much in the Otish area and though none of the Otish kimberlite pipes was discovered that way, at least 4 of the pipes (at Foxtrot and by Dios) have outcrop and several more have boulder trains of kimberlite. Clearly prospecting could have located these pipes. The caveat is that the area is too large for prospecting. Prospecting could only be rewarding if one could geographically narrow the areas with a high probability of containing kimberlite pipes.

Prospecting success has many advantages especially for junior exploration companies. Prospecting will broaden the spectrum of findable kimberlite pipes to include those that have no magnetic signature and/or have no expression in till samples. A prospecting discovery also has the advantage of greatly shortening the exploration time of a discovery. Outcrops can be immediately sampled and meaningfully tested for diamond content in a short span of time.

              [MAP SHOWING AREA TARGETS FOR KIMBERLITE PROSPECTING]

GEOLOGICAL SETTING

The River property is located within the Achaean age (2.7 to 2.9 Ga), Superior Craton of the Canadian Shield. Regional geological mapping of the area was published in 1984. The main lithologies in the area are foliated granite and granite gneiss. The metamorphic grade is mainly amphibolites facies. The predominant direction of foliation is north-northeast. Meta-volcanic and meta-sedimentary rocks of the Eastmain greenstone belt occur 10 km north of the property. 12 miles to the southeast of the property are outcrops the Proterozoic age sediments of the Otish Basin. Proterozoic dykes, typically a few tens of meters wide and composed of diabase, crosscut all lithologies.

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of diamonds and minerals. Therefore, we will likely be able to sell any diamonds or minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in Quebec specifically.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any of these applications on an ongoing basis.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our officer, Jean Smith who currently devotes as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

REPORTS TO SECURITIES HOLDERS

We will provide an annual report that includes audited financial information to our shareholders. We will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. We will become subject to disclosure filing requirements once our SB-2 registration statement becomes effective, including filing Form 10K-SB annually and Form 10Q-SB quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event that our obligation to file such reports is suspended under the Exchange Act. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                                PLAN OF OPERATION

Our current cash balance is $43,150. We believe our cash balance is sufficient to fund our level of operations for the next twelve months. If we experience a shortage of funds prior to funding we may utilize funds from our directors, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company. We are an exploration stage company and have generated no revenue to date. We have sold $49,000 in equity securities to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our exploration target is to find exploitable minerals on our property. Our success depends on achieving that target. There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of minerals. There is the possibility that our claim does not contain any reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit we will be required to expend substantial funds to bring our claim to production. We are unable to assure you we will be able to raise the additional funds necessary to implement any future exploration or extraction program even if mineralization is found.

Our plan of operation for the twelve months following the date of this prospectus is to complete the first of the three phases of the exploration program on our claim. In addition to the $19,000 we anticipate spending for the first phase of the exploration program as outlined below, we anticipate spending an additional $15,000 on professional fees, including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $34,000. If we experience a shortage of funds prior to funding we may utilize funds from our directors, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

The following three phase exploration proposal and cost estimate is offered with the understanding that each phase is contingent upon positive (encouraging) results being obtained from the prior phases and our ability to raise additional capital:

PHASE 1 DATA EVALUATION AND PROSPECTING Aeromagnetic data for the claim area should be researched for anomalies potentially caused by kimberlite. Priority areas for prospecting will be any such aeromagnetic anomalies . A team of 2 prospectors can systematically cover the area to prospect for kimberlite rocks in float or in outcrop in 10 to 15 days. Any kimberlite rock found will be sampled and analyzed for diamonds and diamond indicator minerals.

PHASE 2 GEOCHEMICAL SAMPLING: All aeromagnetic kimberlite targets found will be prospected in detail and systematic soil sampling will be done along lines spaced no more than 100 m apart and with samples at 50 or 25 meter intervals. Aeromagnetic targets totally covered by overburden should also be sampled. Sampling methods should follow the MMI protocol and samples need to be analyzed at a specialized MMI laboratory. Positive results will be the outline of kimberlite bodies, through indicator element signatures. Total duration of the field campaign depends on the number of targets present. Duration will be 1 to 2 days per target for a 2 person prospecting-sampling crew. Processing of samples during summer can be up to 6 weeks

PHASE 3 DRILLING: Positive targets will need to be drill tested, The amount of drilling will depend on the success of phase 1 and 2.

                                     BUDGET
PHASE 1   PROSPECTING AND RESEARCH                           C $            US $
----------------------------------                          -----          -----
Mobilization anf travel cost to Chibougamau                 2,500          2,375
Prospector 8 days @ $375/day                                2,800          2,660
Assisstant  8 days @ $275/day                               2,200          2,090
Camping equipment and food                                  2,500          2,375
Floatplane rental                                           6,000          5,700
Organization planning and aeromagnetic research             4,000          3,800
                                                           ------         ------
                                                   TOTAL   20,000         19,000
PHASE 2  GEOCHEMICAL SAMPLING
Mobilization anf travel cost to Chibougamau                 2,500          2,375
Technician 15 days @ $400/day                               6,000          5,700
Assisstant 15 days @ $275/day                               4,125          3,919
Camping equipment and food                                  2,500          2,375
Floatplane rental                                           6,000          5,700
Sampling equipment                                            600            570
MIM  analysis  250 samples @ C$35                           8,750          8,313
Sample shipping                                               500            475
Drafting Interpretation and report                          8,000          7,600
Assessment fees                                             2,000          1,900
Organization planning and aeromagnetic research             3,000          2,850
                                                   TOTAL   43,975         41,777
                                                           ------         ------
OVERALL TOTAL                                                             60,777
                                                                          ======

We plan to commence Phase 1 of the exploration program on the claim in the spring of 2008. We expect this phase to take 8 days to complete and an additional one to two months for the geologist to prepare his report.

The above program costs are management's estimates based upon the recommendations of the professional geologist's report and the actual project costs may exceed our estimates. To date, we have not commenced exploration.

Following phase one of the exploration program, if it proves successful in identifying mineral deposits, we intend to proceed with phase two of our exploration program. Subject to financing and the results of phase one, we anticipate commencing with phase 2 and 3 in summer 2008 or spring 2009. We have a verbal agreement with Andre Pauwels, the professional geologist who prepared the geology report on the River property, to retain his services for our planned exploration program. We will require additional funding to proceed with any subsequent work on the claim; we have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with any work after the first phase of the exploration program.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are an exploration stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our property, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must conduct the exploration of our properties before we start into production of any minerals we may find. We have no assurance that future financing will materialize. If our exploration program is successful and the financing is not available to us for extraction, we may be unable to continue.

LIQUIDITY AND CAPITAL RESOURCES

Our current cash balance is $43,150. If the first phase of our exploration program is successful in identifying mineral deposits we will attempt to raise the necessary funds to proceed with phase two and three of our program. The sources of funding we may consider to fund this work include a second offering, a private placement of our securities or loans from our director or others.

Our directors have agreed to advance funds to pay the cost of reclamation of the property should exploitable minerals not be found and we abandon our exploration program and there are no remaining funds in the company. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $5,000 through the sale of common stock to our directors in December 2006 (5,000,000 shares at $0.001). In January 2007 we offered and sold 240,000 common stock shares at $0.01 per share to 6 non-affiliated private investors for proceeds of $2,400. In April 2007 we offered and sold 360,000 common stock shares at $0.01 per share to 9 non-affiliated private investors for proceeds of $3,600. In September 2007 we offered and sold 360,000 common stock shares at $0.05 per share to 18 non-affiliated private investors for proceeds of $18,000. In October 2007 we offered and sold 200,000 common stock shares at $0.10 per share to 4 non-affiliated private investors for proceeds of $20,000.

From inception until the date of this filing we have had no operating activities. Our financial statements from inception (November 28, 2006) through the year ended October 31, 2007 report no revenues and a net loss of $22,350.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's year end is October 31.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

EXPLORATION STAGE COMPANY

The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

FAIR VALUE OF FINANCIAL INSTRUMENT

The Company's financial instrument consisted of cash and accounts payable. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48 Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109. FIN 48 prescribes detailed guidance for the financial statement recognition, measurement, and disclosure of uncertain tax positions recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 will be effective for fiscal years beginning after December 15, 2006, and the provisions of FIN 48 will be applied to all positions upon the adoption of the Interpretation. The cumulative effect of this applying the provisions of this Interpretation will be reported as an adjustment to the opening balance of retained earnings for that fiscal year. Management is currently evaluating the impact of FIN 48 on the financial statements but does not believe that its adoption will have a material effect on the Company's financial position, results of operations, or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement's year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The Company does not expect the adoption of this interpretation to have an impact on its financial position or results of operations.

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

                             DESCRIPTION OF PROPERTY

We do not currently own any property. We are currently utilizing space at the residence of our president at 69 Ross Street West #638, Moose Jaw, Saskatchewan, Canada S6H 2M0. We believe the current premises are sufficient for our needs at this time. The president provides the office premises to the company at no charge. The donated office premises are valued at $500 per month. A total of $5,500 for donated rent were charged to operations and recorded as donated capital for the year ended October 31, 2007.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2006, a total of 5,000,000 shares of Common Stock were issued to Jean Smith and Allen Bond in exchange for $5,000 US, or $.001 per share (2,500,000 shares each). All of such shares are "restricted" securities, as that term is defined by the Securities Act of 1933, as amended, and are held by the officer and directors of the Company. (See "Principal Stockholders".)

Jean Smith, the President of the Company provides management fees and office premises to the Company at no charge. The donated services are valued at $1,000 per month for the management fees and donated office premises are valued at $500 per month. A total of $11,000 for donated management fees and $5,500 for donated rent were charged to operations and recorded as donated capital for the year ended October 31, 2007.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter
(OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Jasper Ventures Inc., and, anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of the date of this prospectus we have one shareholder of record. We have paid no cash dividends and have no outstanding options.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

     - contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

     - contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

     - contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

     - contains a toll-free telephone number for inquiries on disciplinary actions;

     - defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

     - contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;

     - the compensation of the broker-dealer and its salesperson in the transaction;

     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REPORTS

We will become subject to certain filing requirements and will furnish annual financial reports to our stockholders, certified by our independent accountant, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

                             EXECUTIVE COMPENSATION

Our current officer receives no compensation. The current Board of Directors is comprised of Jean Smith and Allen Bond.

                           SUMMARY COMPENSATION TABLE

                                                                                      Change in
                                                                                       Pension
                                                                                       Value &
                                                                      Non-Equity     Nonqualified
                                                                      Incentive       Deferred       All
 Name and                                                                Plan          Compen-      Other
Principal                                        Stock       Option    Compen-         sation       Compen-
Position             Year   Salary     Bonus     Awards      Awards    sation         Earnings      sation     Total
--------             ----   ------     -----     ------      ------    ------         --------      ------     -----
Jean Smith,          2006     0          0         0           0          0              0             0          0
President,           2007     0          0         0           0          0              0             0          0
CEO and Director

Allen Bond,          2006     0          0         0           0          0              0             0          0
Director             2007     0          0         0           0          0              0             0          0

There are no current employment agreements between the company and its executive officer.

In December 2006, a total of 5,000,000 shares of common stock were issued to Jean Smith and Allen Bond in exchange for cash in the amount of $5,000 U.S., or $.001 per share.

The terms of these stock issuances were as fair to the company, in the opinion of the board of directors, as could have been made with an unaffiliated third party.

Jean Smith currently devotes approximately 3 hours per week to manage the affairs of the company. She has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

She currently provides management fees and office premises to the company at no charge. The donated services are valued at $1,000 per month for the management fees and donated office premises are valued at $500 per month. A total of $11,000 for donated management fees and $5,500 for donated rent were charged to operations and recorded as donated capital for the year ended October 31, 2007.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

                              FINANCIAL STATEMENTS

The financial statements of Jasper Ventures Inc. as of and for the period ended October 31, 2007, and related notes, included in this prospectus have been audited by LBB & Associates Ltd., LLP of Houston, TX, and have been so included in reliance upon the opinion of such accountants given upon their authority as an expert in auditing and accounting.

      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON FINANCIAL DISCLOSURE

None.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Jasper Ventures, Inc.
(An Exploration Stage Company)
Saskatchewan, Canada

We have audited the accompanying balance sheet of Jasper Ventures, Inc. (the "Company") as of October 31, 2007, and the related statements of operations, stockholders' equity, and cash flows for the period from November 28, 2006 (inception) through October 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jasper Ventures, Inc. as of October 31, 2007, and the results of its operations and its cash flows for the period from November 28, 2006 (inception) through October 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the Company's absence of significant revenues, loss from operations, and its need for additional financing in order to fund its projected loss in 2008 raise substantial doubt about its ability to continue as a going concern. The 2007 financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ LBB & Associates Ltd., LLP
---------------------------------------
LBB & Associates Ltd., LLP
Houston, Texas
December 7, 2007

JASPER VENTURES INC.
(An Exploration Stage Company)
BALANCE SHEET
OCTOBER 31, 2007
--------------------------------------------------------------------------------

                                                                         - $ -
                                                                        -------
ASSETS

Current
  Cash                                                                   43,150
                                                                        -------

Total current assets                                                     43,150
                                                                        -------

      TOTAL ASSETS                                                       43,150
                                                                        =======

LIABILITIES

      TOTAL LIABILITIES                                                       0
                                                                        -------

STOCKHOLDERS' EQUITY

Common stock (Note 3)
  Authorized:
  75,000,000 common shares with a par value of $0.001
  Issued and outstanding:
  6,160,000 common shares                                                 6,160
Additional paid in capital                                               59,340
Deficit accumulated during the exploration stage                        (22,350)
                                                                        -------

Total stockholders' equity                                               43,150
                                                                        -------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         43,155
                                                                        =======


              See accompanying summary of accounting policies and
                         notes to financial statements

JASPER VENTURES INC.
(An Exploration Stage Company)
STATEMENT OF OPERATIONS
Period from November 28, 2006 (Inception) through October 31, 2007
--------------------------------------------------------------------------------

                                                                Period from
                                                             November 28, 2006
                                                              (Inception) to
                                                                October 31,
                                                                   2007
                                                                   - $ -
                                                                ----------

Exploration expenditures                                             4,000

Management fees                                                     11,000

General and administrative                                           7,350
                                                                ----------

Net loss                                                           (22,350)
                                                                ==========

Basic and diluted net loss per share                                 (0.00)

Weighted average number of shares outstanding                    5,293,293
                                                                ==========


               See accompanying summary of accounting policies and
                         notes to financial statements

JASPER VENTURES INC.
(An Exploration Stage Company)
STATEMENT OF STOCKHOLDERS' EQUITY
Period from November 28, 2006 (Inception) to October 31, 2007
--------------------------------------------------------------------------------

                                                                                      Deficit
                                                                                    Accumulated
                                            Common Shares            Additional      During the
                                       -----------------------        Paid-in       Exploration
                                       Number        Par Value        Capital          Stage          Total
                                       ------        ---------        -------          -----          -----
Balance, November 28, 2006                  --        $    --        $     --        $      --      $     --


Stock issued to founders for cash    5,000,000          5,000              --               --         5,000

Stock issued for cash                1,160,000          1,160          42,840               --        44,000

Donated services                            --             --          16,500               --        16,500

Net loss for period                         --             --              --          (22,350)      (22,350)
                                     ---------        -------        --------        ---------      --------

Balance, October 31, 2007            6,160,000        $ 6,160        $ 59,340        $ (22,350)     $ 43,150
                                     =========        =======        ========        =========      ========


               See accompanying summary of accounting policies and
                         notes to financial statements

JASPER VENTURES INC.
(An Exploration Stage Company)
STATEMENT OF CASH FLOWS
Period from November 28, 2006 (Inception) through October 31, 2007
--------------------------------------------------------------------------------

                                                                   Inception
                                                                    through
                                                                   October 31,
                                                                     2007
                                                                     - $ -
                                                                    -------
CASHFLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                          (22,350)
  Adjustments to reconcile net loss to cash
   used by operating activities:
     Donated services                                                16,500
                                                                    -------

CASH FLOWS USED IN OPERATING ACTIVITIES                              (5,850)
                                                                    -------

CASH FLOWS FROM FINANCING ACTIVITIES
Cash received from sale of common stock                              49,000
                                                                    -------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                          49,000
                                                                    -------

NET INCREASE IN CASH                                                 43,150

CASH, BEGINNING OF PERIOD                                                --
                                                                    -------

CASH, END OF PERIOD                                                  43,150
                                                                    =======

SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                          --

  Income tax paid                                                        --
                                                                    =======


               See accompanying summary of accounting policies and
                         notes to financial statements

JASPER VENTURES INC.
NOTES TO FINANCIAL STATEMENTS
(An Exploration Stage Company)
Period from November 28, 2006 (Inception) through October 31, 2007
--------------------------------------------------------------------------------

1. NATURE OF OPERATIONS

Jasper Ventures, Inc. was incorporated in Nevada on November 28, 2006 to engage in the acquisition, exploration and development of natural resource properties. We are an exploration stage company with no revenues and limited operating history.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company anticipates future losses in the development of its business raising doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and/or issuance of common shares.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's year end is October 31.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

EXPLORATION STAGE COMPANY

The Company complies with Financial Accounting Standards Board Statement No. 7 and Securities and Exchange Commission Act Guide 7 for its characterization of the Company as pre-exploration stage.

JASPER VENTURES INC.
NOTES TO FINANCIAL STATEMENTS
(An Exploration Stage Company)
Period from November 28, 2006 (Inception) through October 31, 2007
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENT

The Company's financial instrument consisted of cash and accounts payable. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest, currency or credit risks arising from this financial instrument. Because of the short maturity of such assets and liabilities the fair value of these financial instruments approximate their carrying values, unless otherwise noted.

INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward.

BASIC AND DILUTED NET INCOME (LOSS) PER SHARE

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128). SFAS 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued FASB Interpretation ("FIN") No. 48 Accounting for Uncertainty in Income Taxes - An Interpretation of FASB Statement No. 109. FIN 48 prescribes detailed guidance for the financial statement recognition, measurement, and disclosure of uncertain tax positions recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 will be effective for fiscal years beginning after December 15, 2006, and the provisions of FIN 48 will be applied to all positions upon the adoption of the Interpretation. The cumulative effect of this applying the provisions of this Interpretation will be reported as an adjustment to the opening balance of retained earnings for that fiscal year. Management is currently evaluating the impact of FIN 48 on the financial statements but does not believe that its adoption will have a material effect on the Company's financial position, results of operations, or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when quantifying Misstatements in Current Year Financial Statements ("SAB 108"). SAB 108 requires companies to evaluate the materiality of identified unadjusted errors on each financial statement and related financial statement disclosure using both the rollover approach and the iron curtain approach, as those terms are defined in SAB 108. The rollover approach quantifies misstatements based on the amount of the error in the current year financial statement, whereas the iron curtain approach quantifies misstatements based on the effects of correcting the misstatement existing in the balance sheet at the end of the current year, irrespective of the misstatement's year(s) of origin. Financial statements would require adjustment when either approach results in quantifying a misstatement that is material. Correcting prior year financial statements for immaterial errors would not require previously filed reports to be amended. If a Company determines that an adjustment to prior year financial statements is required upon adoption of

JASPER VENTURES INC.
NOTES TO FINANCIAL STATEMENTS
(An Exploration Stage Company)
Period from November 28, 2006 (Inception) through October 31, 2007
--------------------------------------------------------------------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SAB 108 and does not elect to restate its previous financial statements, then it must recognize the cumulative effect of applying SAB 108 in fiscal 2006 beginning balances of the affected assets and liabilities with a corresponding adjustment to the fiscal 2006 opening balance in retained earnings. SAB 108 is effective for interim periods of the first fiscal year ending after November 15, 2006. The Company does not expect the adoption of this interpretation to have an impact on its financial position or results of operations.

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on its results of operations, financial position or cash flow.

3. RELATED PARTY

The President of the Company provides management fees and office premises to the Company at no charge. The donated services are valued at $1,000 per month for the management fees and donated office premises are valued at $500 per month. A total of $11,000 for donated management fees and $5,500 for donated rent were charged to operations and recorded as donated capital for the year ended October 31, 2007.

4. COMMON SHARES

     a) In December 2006 the Company issued 5,000,000 common shares of the Company at $0.001 per share for cash proceeds of $5,000.

     b) In January 2007 the Company issued 240,000 common shares of the Company at $0.01 per share for cash proceeds of $2,400.

     c) In April 2007 the Company issued 360,000 common shares of the Company at $0.01 per share for cash proceeds of $3,600.

     d) In September 2007 the Company issued 360,000 common shares of the Company at $0.05 per share for cash proceeds of $18,000.

     e) In October 2007 the Company issued 200,000 common shares of the Company at $0.10 per share for cash proceeds of $20,000.

5. INCOME TAXES

The Company follows Statement of Financial Accounting Standards Number 109 (SFAS
109), "Accounting for Income Taxes." Deferred income taxes reflect the net effect of (a) temporary difference between carrying amounts of assets and liabilities for financial purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry-forwards. No net provision for refundable Federal income tax has been made in the accompanying statement of loss because no recoverable taxes were paid previously. Similarly, no deferred tax asset attributable to the net operating loss carry-forward has been recognized, as it is not deemed likely to be realized.

JASPER VENTURES INC.
NOTES TO FINANCIAL STATEMENTS
(An Exploration Stage Company)
Period from November 28, 2006 (Inception) through October 31, 2007
--------------------------------------------------------------------------------

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                                     October 31,
                                                                        2007
                                                                       - $ -
                                                                       ------
Deferred tax asset attributable to:
Net operating loss                                                      7,600

Valuation allowance                                                    (7,600)
                                                                       ------

Net refundable amount                                                      --
                                                                       ======

A reconciliation of the Company's tax provision is as follows:

                                                                     October 31,
                                                                        2007
                                                                       - $ -
                                                                       ------

Refund at statutory (34%) rate                                         (7,600)

Change in valuation allowance                                           7,600
                                                                       ------

Net deferred tax asset                                                     --
                                                                       ======

At October 31, 2007, the Company had an unused net operating loss carry-forward approximating $22,350 that is available to offset future taxable income; the loss carry-forward will start to expire in 2027.

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Jasper Ventures Inc.'s By-Laws allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

     a.   By the stockholders;

     b. By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

     c. If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

     d. If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

     a. Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

     b. Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

     c. The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Jasper Ventures Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In December 2006, a total of 5,000,000 shares of common stock were issued in exchange for $5,000 US, or $.001 per share. These securities were issued to the directors of the company.

In January 2007 we offered and sold 240,000 common stock shares at $0.01 per share to 6 non-affiliated private investors for proceeds of $2,400. In April 2007 we offered and sold 360,000 common stock shares at $0.01 per share to 9 non-affiliated private investors for proceeds of $3,600. In September 2007 we offered and sold 360,000 common stock shares at $0.05 per share to 18 non-affiliated private investors for proceeds of $18,000. In October 2007 we offered and sold 200,000 common stock shares at $0.10 per share to 4 non-affiliated private investors for proceeds of $20,000.

The company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Each prospective investor was given a private placement memorandum designed to disclose all material aspects of an investment in the company, including the business, management, offering details, risk factors, financial statements and use of funds. The investors were either business acquaintances, family members, or friends of, or personally known to, our officer and director. It is the belief of management that each of the individuals who invested have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the investment and therefore did not need the protections offered by registering their shares under Securities and Exchange Act of 1933, as amended. Each investor completed a subscription confirmation letter and private placement subscription agreement whereby the investors certified that they were purchasing the shares for their own accounts, with investment intent. This offering was not accompanied by general advertisement or general solicitation and the shares were issued with a Rule 144 restrictive legend.

Under the Securities Act of 1933, all sales of issuers' securities or by a shareholder must either be made (i) pursuant to an effective registration statement filed with the SEC, or (ii) pursuant to an exemption from the registration requirements under the 1933 Act. Rule 144 under the 1933 Act sets forth conditions which, if satisfied, permit persons holding control securities (affiliated shareholders, i.e., officers, directors or holders of at least ten percent of the outstanding shares) or restricted securities (non-affiliated shareholders) to sell such securities publicly without registration. Rule 144 sets forth a holding period for restricted securities to establish that the holder did not purchase such securities with a view to distribute. Under Rule 144, several provisions must be met with respect to the sales of control securities at any time and sales of restricted securities held between one and two years. The following is a summary of the provisions of Rule 144: (a) Rule 144 is available only if the issuer is current in its filings under the Securities an Exchange Act of 1934. Such filings include, but are not limited to, the issuer's quarterly reports and annual reports; (b) Rule 144 allows resale of restricted and control securities after a one year hold period, subjected to certain volume limitations, and re-sales by non-affiliates holders without limitations after two years; ( c ) The sales of securities made under Rule 144 during any three-month period are limited to the greater of: (i) 1% of the outstanding common stock of the issuer; or (ii) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

                                    EXHIBITS

     Exhibit 3.1    Articles of Incorporation
     Exhibit 3.2    Bylaws
     Exhibit 5.1    Opinion re: Legality
     Exhibit 23.1   Consent of counsel (See Exhibit 5.1)
     Exhibit 23.2   Consent of independent auditor
     Exhibit 23.3 Consent of professional geologist (See Certificate of Qualifications in Exh. 99.1)
     Exhibit 99.1   Professional Geologist's Report

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement ; and

     (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act, we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

7. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Moose Jaw, Saskatchewan, on January 15, 2008.

                           Jasper Ventures Inc.


                               /s/ Jean Smith
                               -------------------------------------------------
                           By: Jean Smith
                               (Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer & Director)


                               /s/ Allen Bond
                               -------------------------------------------------
                           By: Allen Bond
                               (Director)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.


/s/ Jean Smith                                                January 15, 2008
-------------------------------------                         ----------------
Jean Smith, President & Director                                    Date
(Principal Executive Officer, Principal
Financial Officer,
Principal Accounting Officer)


/s/ Allen Bond                                                January 15, 2008
-------------------------------------                         ----------------
Allen Bond, Director                                                Date